Exhibit 99.2

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of March 31, 2021	As of December 31, 2020
Assets
Investments:
Fixed maturities available for sale, at fair value (amortized cost $52,284,721 as of March 31, 2021 and $38,949,513 as of December 31, 2020)	$52,481,692	$40,039,273
Restricted fixed maturities available for sale, fair value (amortized cost $1,080,877 as of March 31,2021 and $1,080,415 as of December 31, 2020)	1,091,451	1,098,295
Short-term investments	3,965,855	7,201,744
Long-term investments	6,151,155	13,052,643
Restricted certificates of deposit	2,335,703	2,335,703
Total fixed maturity and short-term investments	66,025,856	63,727,658

Cash, cash equivalents and restricted cash equivalents	18,201,728	23,855,019
Restricted cash equivalents	313,822	313,817
Accrued investment income	258,550	262,633
Premiums receivable	8,572,457	8,225,387
Reinsurance recoverable	211,862,252	154,351,811
Property, equipment and software, net	2,256,066	2,400,937
Deferred policy acquisition costs	2,721,183	2,991,959
Prepaid expenses and other	2,284,545	2,502,689
Deferred tax assets, net	2,657,574	1,741,549
Total assets	$315,154,033	$260,373,459

Liabilities and Stockholders’ Equity
Losses and loss adjustment expense reserves	$85,615,858	$34,114,346
Advance premiums	7,569,673	3,015,832
Ceded reinsurance premiums payable	20,803,485	14,456,104
Unearned premiums	130,174,136	129,980,412
Unearned ceding commissions	11,509,491	10,843,495
Commissions payable	6,239,302	7,290,073
General and other accrued expenses payable	7,477,041	4,449,469
Line of credit	3,942,428	3,940,776
Funds held under reinsurance treaty	3,491,499	14,504,546
Federal income tax payable	1,361,935	124,879
Taxes, licenses and other fees payable	647,307	2,439,202
Total liabilities	278,832,155	225,159,134

Stockholders’ equity:
Common stock, $.0001 par value per share; 40,000,000 shares authorized, 18,483,684 shares issued and 10,722,518 outstanding as of March 31, 2021 and 18,483,684 shares issued and 10,717,518 outstanding as of December 31, 2020	1,072	1,071
Treasury stock, $.0001 par value per share; 7,761,166 common shares as of March 31, 2021 and 7,781,166 common shares as of December 31, 2020	(776)	(777)
Additional paid-in capital	1,971,503	1,954,786
Accumulated other comprehensive loss	164,484	888,534
Retained earnings	34,185,595	32,370,711
Total stockholders’ equity	36,321,878	35,214,325
Total liabilities and stockholders’ equity	$315,154,033	$260,373,459

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
INCOME

For the Three Months Ended March 31, 2021
(Unaudited)

	2021	2020
Revenues:
Premiums earned	$60,504,120	$48,452,753
Premiums ceded	(56,752,270)	(45,737,613)
Net premiums earned	3,751,850	2,715,140
Policy fees	4,092,927	3,182,456
Ceding commissions and reinsurance profit share	2,046,392	2,292,152
Loss adjustment and other fee income	4,455,269	1,322,830
Net realized investment (losses) gains	(32,222)	4,831
Investment income, net of investment expenses	298,599	311,942
Total revenues	14,612,815	9,829,351
Expenses:
Losses and loss adjustment expenses	3,225,725	2,348,195
Policy acquisition and other underwriting expenses	1,544,655	1,386,500
General and administrative expenses	6,254,058	4,250,079
Transaction costs	1,259,993	0
Total expenses	12,284,431	7,984,774
Net income before income tax expense	2,328,384	1,844,577

Provision (benefit) for income taxes:
Current	1,237,055	409,043
Deferred	(723,556)	(9,124)
Total income tax expense	513,499	399,919
Net income	$1,814,884	$1,444,658

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2021
(Unaudited)

	Common Shares	Common Stock Amount	Treasury Shares	Treasury Stock Amount	Additional Paid-in Capital	Accumulated other Comprehensive Income, net of tax	Retained Earnings	Total Shareholders’ Equity
Balance at January 1, 2021	10,717,518	$1,071	7,766,166	$(777)	$1,954,786	$888,534	$32,370,711	$35,214,325
Net income	—	—	—	—	—	—	1,814,884	1,814,884
Total other comprehensive income, net of income tax	—	—	—	—	—	(724,050)	—	(724,050)
Stock options exercised	—	—	—	—	—	—	—	—
Common stock issued	5,000	1	(5,000)	1	9,509	—	—	9,511
Repurchase of common stock	—	—	—	—	—	—	—	—
Stock based compensation	—	—	—	—	7,208	—	—	7,208
Balance at March 31, 2021	10,722,518	$1,072	7,761,166	$(776)	$1,971,503	$164,484	$34,185,595	$36,321,878

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2021
(Unaudited)

	2021	2020
Cash flows from operating activities
Net income	$1,814,844	$1,444,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173,719	150,570
Accounting charge related to stock-based compensation expense	7,208	7,208
Common stock compensation for management services	—	—
Employee compensation stock issuance expense	9,509	—
Amortization of premium/accretion of discount, net	75,856	19,363
Net realized (losses) gains on investments	(32,222)	4,831
Deferred tax assets	(723,556)	(9,124)
(Increase) decrease in:
Accrued investment income	4,083	6,549
Premium receivable	(347,070)	102,389
Reinsurance recoverable	(57,510,441)	1,006,886
Deferred policy acquisition costs	270,776	(182,672)
Prepaid expenses and other	218,144	(595,840)
Increase (decrease) in:
Losses and loss adjustment expense reserves	51,501,512	1,702,302
Advance premiums	4,553,841	1,880,002
Ceded reinsurance premiums payable	6,347,381	2,993,858
Unearned premiums	193,724	(2,610,295)
Unearned ceding commissions	665,996	(428,568)
Commissions payable	(1,050,771)	(510,792)
General and other accrued expenses payable	3,027,572	2,127,093
Funds held under reinsurance treaty	(17,013,047)	(1,991)
Federal income tax payable	1,237,056	409,043
Taxes, licenses and other fees payable	(1,791,895)	(1,575,277)
Cash provided by operating activities	$(2,367,741)	$5,940,193
Cash flows from investing activities:
Purchase of long-term certificates of deposit	—	(2,056,863)
Purchase of short-term investments	—	$(150,879)
Maturities, sales of long-term investments	500,000	1,968,000
Maturities, sales of short-term investments	1,244,000	3,215,000
Purchases of fixed-maturity securities, available for sale	(9,871,708)	(7,007,801)
Calls, sales, maturity of fixed maturity securities, available for sale	4,804,913	1,379,005
Additions to furniture, equipment and software	35,598	(28,483)
Cash used by investing activities	(3,287,197)	(2,682,021)
Cash flows from financing activities:
Proceeds from stock options exercised	—	—
Payments for treasury stock repurchased	—	—
Net borrowings under line-of-credit agreement	1,652	—
Cash (used) provided by financing activities	1,652	—
Net increase in cash, cash equivalents and restricted cash equivalents	(5,653,836)	3,258,172
Cash, cash equivalents and restricted cash equivalents at January 1	24,168,836	16,106,579
Cash, cash equivalents and restricted cash equivalents at March 31	$18,515,550	$19,364,751
Supplemental disclosure of cash flow information:
Cash paid during the year for income tax	$—	$—

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

March 31, 2021

1. Organization and Summary of Significant Accounting Policies

Homeowners of America Holding Corporation (“HAHC”) is an insurance holding company established to hold insurance entities for the purpose of marketing personal lines insurance products on a national basis. HAHC owns 100% of Homeowners of America Insurance Company (“HAIC”). HAIC is domiciled in Texas, licensed in multiple states and is authorized to write various forms of homeowners and auto insurance. Coverage is concentrated in Texas. HAHC also owns 100% of Homeowners of America MGA, Inc. (“HAMGA”), a Texas Corporation, formed to provide marketing and claims administration services. HAHC, along with its subsidiaries HAIC and HAMGA, are collectively referred to as (“the Company”).

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of Homeowners of America Holding Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Condensed financial statements are presented in considerably less detail than complete financial statements that are intended to present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. For this reason, they should be read in conjunction with the entity’s most recent complete financial statements that include all the disclosures required by generally accepted accounting principles.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid short-term investments, with original maturities of three months or less. The amount is carried at cost, which approximates fair value. At March 31, 2021 , cash and cash equivalents consist of cash on deposit with financial institutions, as well as money market mutual funds.

Investments

The Company’s investments are comprised of short-term and fixed-maturity securities classified as available- for-sale as of March 31, 2021 . Restricted investments are described below. Short-term investments include certificates of deposit and U.S. Treasury notes. Short-term certificates of deposit have original maturities greater than three months and maturities of one year or less. Due to the short-term nature of the certificate of deposits, significant changes in prevailing interest rates and economic conditions should not adversely affect the timing and amount of cash flows on such investments or their related values. Accordingly, short-term certificates of deposit are carried at cost, which approximates fair value. Short-term U.S. Treasury notes have remaining maturities of less than one year from acquisition date and are carried at fair value. Fixed- maturity securities are classified as available-for-sale when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity.

Fixed-maturity securities classified as available-for-sale are carried at fair value. The unrealized holding gains and losses, net of applicable deferred income taxes, are shown as a separate component of stockholders’ equity as a part of Accumulated Other Comprehensive Income (loss) (“AOCI”) and, as such, are not included in the determination of net income (loss).

The Company has restricted cash and investments pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors.

The following table provides the Company’s restricted cash, cash equivalents and investments as of March 31:

2021
Certificates of deposit	$2,335,703
Money market	313,822
U.S. treasury notes	1,091,451
$3,740,976

The Company’s fixed-maturity securities classified as available-for-sale are “marked to market” as of the end of each calendar quarter. As of that date, unrealized gains and losses are recorded to AOCI, except where such securities are deemed to be other-than-temporarily impaired. Where applicable, the Company assesses investments of an issuer currently carrying a net unrealized loss.

If in management’s judgment, the decline in value is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in determining whether an impairment exists include financial condition, business prospects and creditworthiness of the issuer, the length of time and magnitude that the asset value has been less than cost, and the ability and intent to hold such investments until the fair value recovers.

Mortgage-Backed Securities

Mortgage-backed securities are stated at fair market value. Significant changes in estimated cash flow are accounted for using the prospective method. Principal prepayments affect the cash flow pattern and yield of mortgage-backed securities. The amortization of discounts and premiums takes into consideration actual and future estimated principal prepayments. The Company utilizes estimated prepayment speed information obtained from published sources. The effects on the yield of a security from changes in principal prepayments are recognized prospectively. The degree to which a security is susceptible to yield adjustments is influenced by the difference between its carrying value and par, the relative sensitivity of the underlying mortgages backing the assets to prepayment in a changing interest rate environment, and the repayment priority for structured securities such as collateralized mortgage obligations.

Comprehensive Income

FASB ASC Topic 220 — Comprehensive Income, requires that recognized revenues, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, these items, along with net income (loss), are components of comprehensive income. The Company characterizes its fixed income portfolio as available-for-sale securities when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity, with appropriate adjustments to other comprehensive income.

Recognition of Premium Revenues

Premiums are recognized as revenue on a daily pro rata basis over the policy term. The portion of premiums related to the unexpired term of policies in force as of the end of the measurement period and to be earned over the remaining term of those polices, is deferred and reported as unearned premiums.

Ceding Commissions and Reinsurance Profit Share

Ceding commissions represent acquisition costs associated with insurance risk ceded to reinsurers and is earned on a pro-rata basis over the life of the associated policy. Reinsurance profit share is additional ceding commissions payable to the Company based upon attaining specified loss ratios within individual treaty years. Reinsurance profit share income is recognized when earned, which includes adjustments to earned reinsurance profit share based on changes in incurred losses.

Policy Fees

Policy fee income is collected by HAMGA, and includes application fees, which are intended to offset the costs incurred in establishing the insurance. Policy fees on policies where premium is traditionally paid in full upon inception of the policy are recognized when written.

Loss Adjustment and Other Fee Income

Loss adjustment and other fee income is recognized as income when collected. Loss adjustment fee income for the three months ended March 31, 2021, was in excess of 30% of total revenue on the consolidated statement of operations.

Property, Equipment and Software

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts and the resulting gain or loss is included in the consolidated statements of operations (See Note 10). Maintenance and repairs are expensed as incurred.

Software installation and development is stated at cost, net of accumulated amortization. Amortization is calculated on a straight-line basis method over three years.

Impairment of Long-Lived Assets

Long-lived assets, such as property, equipment and software, are reviewed for impairment whenever business events or circumstances could lead to or indicate that the value of the asset may not be recoverable. The assessment of possible impairment is based on whether the carrying amount of the assets exceeds its fair value. The Company uses estimates of undiscounted future cash flows in determining the recoverability of long-lived assets. As of March 31, 2021 , no impairment has been recorded.

Deferred Policy and Acquisition Costs

Deferred policy acquisitions costs (“DAC”) as of March 31, 2021 , consist of commissions, premium taxes and policy underwriting and production expenses which are incurred through and vary directly with, the level of production of new and renewal insurance business and are amortized over the terms of the policies to which they relate. The method used in calculating DAC limits the amount of the deferred cost to their estimated realizable value, which gives effect to allocating their expense along with other period costs associated with the insurance business, in relation to the amount of gross premium earned on policies to which they relate and investment income. DAC is reduced for ceding commissions representing recoveries of acquisition costs deferred.

Due and Deferred Premiums

Due and deferred premiums consist of uncollateralized premiums and agents’ balances in the course of collection as well as premiums booked but not yet due.

Reserve for Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is an estimate of the amounts required to cover known incurred losses and LAE, developed through the review and assessment of loss reports, along with the development of known claims.

In addition, loss and loss adjustment expense reserves include management’s estimate of an amount for losses incurred but not reported (“IBNR”), determined from reviewing overall loss reporting patterns as well as the loss development cycles of individual claim cases. Such liabilities are necessarily based on estimates and while management believes that the amount is adequate, the ultimate liability may be more or less than the amounts provided. The approach and methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in current earnings.

Reinsurance

In the normal course of business, the Company seeks to reduce the overall exposure to losses that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. The Company uses only quality, financially rated reinsurers and continually monitors the financial ratings of these companies through its brokers. The amount and type of reinsurance purchased each year is based on management’s analysis of liquidity and its estimate of its probable maximum loss and the conditions within the reinsurance market. The Company continually monitors its risk exposure through the use of the AIR modeling system and other modeling tools provided by its reinsurance brokers. Reinsurance premiums, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums paid for reinsurance are reported as reductions of earned premium income.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carryforwards, and liabilities are measured using enacted tax rates over the period they are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Uncertain Tax Positions

The Company recognizes uncertain tax positions in the consolidated financial statements when it is more- likely-than-not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns, and that its accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. At March 31, 2021, the Company’s tax years from 2017 through 2020 remain subject to examination.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s primary areas of estimate are for liabilities for unpaid losses and loss adjustment expenses, deferred policy acquisition costs, deferred tax asset valuation, and reinsurance. Actual results could differ significantly from those estimates.

Fair Value of Cash, Cash Equivalents, Short-term Investments

The carrying value for the Company’s cash and cash equivalents and short-term investments approximate fair values as of March 31, 2021 , due to their short-term nature. Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Fair Value of Fixed-Maturity Securities held as Available-for-Sale

The Company’s fixed-maturity securities held as available-for-sale are carried at fair value as of March 31, 2021 . Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of FASB ASC Topic 718 — Compensation — Stock Compensation, which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. In accordance with FASB ASC Topic 718, the Company recognizes stock-based compensation, if any, in the consolidated statements of operations on a straight-line basis over the vesting period of the stock award. For those stock awards vesting 100% at the issue date, the Company recognizes stock-based compensation immediately.

Earnings Per Share

Basic earnings per share of common stock is computed by dividing net income or loss, less cumulative preferred stock dividends for the period whether or not earned or paid, by the weighted-average number of common shares during the period.

Diluted earnings per share of common stock is computed by dividing net income or loss attributable to common stockholders, adjusted for the effect of potentially dilutive securities, by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include convertible notes payable, outstanding convertible preferred stock and common stock options.

2. Related Party Transactions

In August 2013, HAHC entered into an agreement or the “Advisory Agreement”, with Inter-Atlantic Advisors III, Ltd., or “Inter-Atlantic”, under which Inter-Atlantic agrees to perform certain management services for the Company. A number of the Company directors are among the beneficial owners of Inter-Atlantic. The Advisory Agreement has an initial term of six years, to be automatically renewed from year-to-year thereafter, unless terminated by either party upon 60 days’ notice prior to the termination of the initial or any renewal term. For its services, the Company paid Inter-Atlantic an annual fee of $300,000, as well as, an annual grant of shares of our common stock with an aggregate fair market value of $150,000 at the time of grant, plus reimbursed Inter-Atlantic’s expenses incurred in connection with the performance of its service. The Advisory Agreement terminated on June 30, 2019, and the directors of HAHC that were affiliated with Inter- Atlantic Advisors began receiving a director’s fee in the amount of $85,000 per director, per year, beginning in the third quarter of 2019.

For the three months ended March 31, 2021, the Company incurred an expense of $85,000 (no shares of common stock were issued) for services performed under the Advisory Agreement.

HAIC and HAMGA are related parties through common ownership. HAMGA functions as the primary producer and claims administrator for HAIC and substantial transactions occur between the entities that are eliminated through the consolidation process.

3.	Investments

Investment income, net of investment expenses totaled $298,599 for the three months ended March 31, 2021.

For the three months ended March 31, 2021, there were $113,006 in unrealized gains on fixed-maturity securities held as available-for-sale.

For the three months ended March 31, 2021, there were $75,569 of realized gains recognized and $86,391 of realized losses recognized for the period. The intent is to hold to maturity certificates of deposit carried at amortized cost.

The following table provides the Company’s restricted investment holdings by type of financial instruments that were used to estimate the fair value disclosures for financial instruments:

	March 31, 2021
	Cost/ Amortized Cost	Fair Value/ Carrying Value
Restricted certificates of deposit	$2,335,041	$2,335,703
Restricted money markets	313,822	313,822
Restricted fixed-maturity securities	1,080,877	1,091,451
	$3,729,740	$3,740,976

The following table provides the amortized cost, market value and unrealized gains and (losses) of Company’s debt securities:

	March 31, 2021
	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. government obligations	$6,371,321	$13,472	$(1,175)	$6,383,618
U.S. political subdivisions	3,439,461	76,227	(15,283)	3,500,405
Industrial and miscellaneous	30,939,929	256,649	(314,290)	30,882,288
Mortgage-backed securities	13,942,001	226,310	(144,350)	14,023,961
Other loan-backed and structured securities	6,065,143	35,084	(19,638)	6,080,589
Short-term investments	5,059,794	148,761	(53,560)	5,154,995
Total	$65,817,649	$756,503	$(548,296)	$66,025,856

The amortized cost and fair value of securities at March 31, 2021, by contractual maturity, are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2021
Remaining Time to Maturity	Amortized Cost Basis	Fair Value
Due in one year or less	$10,480,592	$10,492,608
Due after one year through five years	22,192,777	22,388,792
Due after five years through ten years	11,620,646	11,515,109
Due after ten years	1,516,490	1,524,797
Mortgage-backed securities	13,942,001	14,023,961
Other loan-backed and structured securities	6,065,143	6,080,589
Total	$65,817,649	$66,025,856

Other-than-temporary Impairment (“OTTI”)

The Company regularly reviews its individual investment securities for OTTI. The Company considers various factors in determining whether each individual security is other-than-temporarily impaired, including:

•	the financial condition and near-term prospects of the issuer, including any specific events that may affect its operations or earnings;

•	the length of time and the extent to which the market value of the security has been below its cost or amortized cost;

•	general market conditions and industry or sector specific factors;

•	nonpayment by the issuer of its contractually obligated interest and principal payments; and

•	the Company’s intent and ability to hold the investment for a period of time sufficient to allow for the recovery of costs.

Securities with gross unrealized loss positions at March 31, 2021, and March 31, 2020, aggregated by investment category and length of time the individual securities have been in a continuous loss position, are as follows:

	Less Than Twelve Months		Twelve Months or Greater		Total
As of March 31, 2021	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value
U.S. government obligations	$(81)	$999,922	(15,818)	1,147,103	(15,899)	2,147,025
U.S. political subdivisions	(15,283)	944,718	-	-	(15,283)	944,718
Industrial and miscellaneous	(272,702)	9,612,700	(41,589)	857,421	(314,291)	10,470,121
Mortgage-backed securities	(107,496)	5,752,716	(36,854)	1,567,214	(144,350)	7,319,930
Other loan-backed and structured securities	(18,523)	3,001,204	(1,115)	437,375	(19,638)	3,438,579
Short-term investments	(19,536)	812,415	(19,299)	791,530	(38,835)	1,603,945
Total	$(433,621)	$21,123,675	(114,675)	4,800,643	(548,296)	25,924,318

At March 31, 2021, there were 31 securities in an unrealized loss position. Of these securities, 4 securities had been in an unrealized loss position for 12 months or greater.

The Company believes there were no fundamental issues such as credit losses or other factors with respect to any of its available-for-sale securities. The unrealized losses on investments in fixed-maturity securities were caused primarily by interest rate changes. It is expected that the securities would not be settled at a price less than par value of the investments. Because the declines in fair value are attributable to changes in interest rates or market conditions and not credit quality, and because the Company has the ability and intent to hold its available-for-sale investments until a market price recovery or maturity, the Company does not consider any of its investments to be other-than-temporarily impaired at March 31, 2021 .

4.	Fair Value of Financial Instruments

The Company’s financial assets carried at fair value have been classified, for disclosure purposes, based on the hierarchy established within FASB ASC Topic 820-10 – Fair Value Measurement. When market prices are not available, fair value is generally estimated utilizing valuation techniques that vary by asset class and incorporate available trade, bid and other market information, when available. The acceptable valuation techniques include (a) market approach, which uses prices or relevant information derived from market transactions for identical or comparable assets or liabilities, (b) the income approach, which converts future amounts such as cash flows or earnings to a single present value amount based on current market expectations about those future amounts, and (c) the cost approach, which is based on the amount that currently would be required to replace the service capacity of an asset. In certain circumstances, these valuation techniques may involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk premium inherent in a particular methodology, model or input used.

The fair value hierarchy is used to prioritize valuation inputs into three levels:

Level 1 —	unadjusted quoted prices in active markets for identical assets or liabilities. These inputs are considered to be the most reliable evidence of fair value.

Level 2 —	quoted prices for similar assets in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the investment. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 —	termed unobservable inputs which are utilized in situations where there is little or no market activity for the asset or liability at the measurement date. The approach typically involves a significant subjective management judgment toward the pricing of the security.

The Company’s short-term investments are comprised of certificates of deposit held at financial institutions which are measured at fair value on a recurring basis. A portion of the Company’s cash and cash equivalents include money market mutual fund accounts held at financial institutions which are measured at fair value on a recurring basis. Fixed-maturity securities held as available-for-sale are carried at fair value in the consolidated financial statements.

The following tables provide information as of March 31, 2021 , about the Company’s financial assets measured at fair value on a recurring basis:

	Fair Value Hierarchy
As of March 31, 2021	Level 1	Level 2	Level 3	Total
Money market mutual funds	$17,894,602	$—	$—	$17,894,602
Restricted money market mutual funds	313,822	—	—	313,822
Short-term investments	1,091,451	4,063,544	—	5,154,995
Fixed-maturity securities:
U.S. government obligations	6,383,618	—	—	6,383,618
U.S. political subdivisions	—	3,500,405	—	3,500,405
Industrial and miscellaneous	—	30,882,288	—	30,882,288
Mortgage-backed securities	—	14,023,961	—	14,023,961
Other loan-backed and structured securities	—	6,080,589	—	6,080,589
Total	$25,683,493	$58,550,787	$—	$84,234,280

The following methods and assumptions were used to estimate the fair value disclosures for financial instruments:

Money market mutual funds are valued at the closing price reported by the fund sponsor from an actively traded exchange. As the funds are generally maintained at a net asset value which does not fluctuate, cost approximates fair value. These are included as a Level 1 measurement in the table above. The fair values for available-for-sale fixed-maturity securities are based upon prices provided by an independent pricing service. The Company has reviewed these prices for reasonableness and has not adjusted any prices received from the independent provider. Level 2 securities represent assets whose fair value is determined using observable market information such as previous day trade prices, quotes from less active markets or quoted prices of securities with similar characteristics. There were no transfers between Level 1 and Level 2 during the three months ended March 31, 2021 or 2020.

5.	Unpaid Losses and Loss Adjustment Expenses

Losses and loss adjustment expenses (LAE), less related reinsurance and deductibles, are charged to operations as incurred. Unpaid losses and LAE are based on claims adjusters’ estimates of the cost of settlement plus an estimate for IBNR losses based upon historical experience, industry loss experience, and management’s estimates. Loss reserves reflect Company management’s best estimate of the total cost of (i) claims that have been incurred but not yet paid, and (ii) claims that have been incurred, but not yet reported (IBNR). Loss reserves that are established by Company management are not an exact calculation of the liability, but rather loss reserves represent management’s best estimate for the Company’s liability based on the application of actuarial techniques and other projection methodology, taking into consideration other facts and circumstances known as of the balance sheet date. The process of setting reserves is complex and necessarily imprecise. The impact of both internal and external variables on ultimate loss and LAE costs is difficult to estimate. To arrive at its best estimate for losses, the Company uses damage estimating software developed and owned by acknowledged industry leader, Insurance Service Office. Reserve factors for IBNR are reviewed monthly by a Company employee who is an ACAS (Associate Casualty Actuarial Society) and MAAA (Member of American Academy of Actuaries). In addition, the appointed independent actuary, a Fellow in the Casualty Actuarial Society, attests to the adequacy of our unpaid claim reserve, including IBNR, at calendar year end. The Company had no significant changes in reserving assumptions or methodologies.

Losses and Loss Adjustment Expenses

The following table provides the reconciliation of the beginning and ending reserve balances for losses and LAE, gross of reinsurance for March 31, 2021:

2021
Reserve for losses and LAE, beginning of year	$34,114,346
Reinsurance recoverables on losses and LAE	(30,763,131)
Reserve for losses and LAE, net of reinsurance recoverables at beginning of year	3,351,215

Add provision for claims and LAE occurring in:
Current year	2,940,052
Prior years	285,673
Net incurred losses and LAE during the current year	3,225,725

Deduct payments for claims and LAE occurring in:
Current year	3,775,622
Prior years	1,792,260
Net claim and LAE payments during the current year	5,567,882

Reserve for losses and LAE, net of reinsurance recoverables, at end of year	1,009,058
Reinsurance recoverables on losses and LAE	84,606,800
Losses and loss adjustment expenses at March 31	$85,615,858

As a result of additional information on claims occurring in prior years becoming available to management, changes in estimates of provisions of claims and claim adjustment expenses were made resulting in an increase of $285,673 for the period ended March 31, 2021.

6.	Stockholders’ Equity

Preferred Stock

As of March 31, 2021 the Company has 20,500,000 shares of preferred stock, convertible, 12.50 % cumulative, $0.0001 par value per share, authorized and none issued and outstanding.

Common Stock

As of March 31, 2021, the Company had 40,000,000 shares authorized and 18,483,684 shares issued and 10,722,518 shares outstanding of $0.0001 par value common stock. Holders of common stock are entitled to one (1) vote for each share of common stock held at all meetings of stockholders. However, for shareholders owning or controlling more than 9.9% of the total combined voting power of the Company’s common stock entitled to vote, the voting rights attached to such stock, will be reduced so that such person may not exercise and is not attributed more than 9.9% of the total combined voting power.

There were no common stock warrants issued or outstanding during the periods ended March 31, 2021.

7.	Reinsurance

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The reinsurance agreements provide HAIC with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. Ceded reinsurance contracts do not relieve HAIC from its obligations to policyholders. HAIC remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

To minimize its exposure to significant losses from reinsurer insolvencies, HAIC evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers.

2021 Program:

The Company’s third-party quota share reinsurance program is split into two separate placements to maximize coverage and cost efficiency. The 2021 Coastal program, which covers the Company’s business in certain Texas coastal regions and the Houston metropolitan area as well as all business in South Carolina, is placed at 86.25% of subject property and casualty losses. The 2021 Core program covers the remainder of the Company’s business and is placed at 90% of subject property losses and 65% of subject casualty losses. Both programs are effective for the period January 1, 2021, through December 31, 2021, and are subject to certain limits, which vary by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2021, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2021, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $155 million, in excess of a maximum retained loss of $1.5 million per occurrence. Effective from July 1, 2021 through December 31, 2021, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $185 million.

The Company purchases property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event. The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage for the Company’s Core program in excess of $35,000 per subject event, and for the Coastal program in excess of $13,750 per subject event. These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

2020 Program:

The Company’s third-party quota share reinsurance program was split into two separate placements to maximize coverage and cost efficiency. The 2020 Coastal program, which covered the Company’s business in certain Texas coastal regions and the Houston metropolitan area, was placed at 90% of subject property and casualty losses. The 2020 Core program covered the remainder of the Company’s business and was placed at 90% of property losses and 73.5% of casualty losses. Both programs were effective for the period January1, 2020, through December 31, 2020, and were subject to certain limits, which varied by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2020, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2020, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $125 million, in excess of a maximum retained loss of $1.0 million per occurrence. Effective from July 1, 2020, through December 31, 2020, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $155 million.

The Company purchased property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event. The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage up to $400,000, in excess of $100,000 per event. These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

The effects of reinsurance on premiums written and earned were as follows, for the three months ended March 31:

	2021
	Written	Earned
Direct premiums	$60,697,844	$60,504,120
Ceded premiums	(58,428,583)	(56,752,270)
Net Premiums	$2,269,261	$3,751,850

8.	Property, Equipment, and Software

Property, equipment, and software net of accumulated depreciation and amortization consist of the following as of March 31, 2021, respectively:

	2021	Useful Life
Computer equipment	$677,017	3 years
Office equipment	113,951	5 years
Furniture and fixtures	483,149	5 years
Leasehold improvements	311,767	7 years
Software installation and development	3,397,187	3-5 years
Construction in progress	—
Total, at cost	4,983,071
Less accumulated depreciation and amortization	(2,727,005)
Property and equipment, net	$2,256,066

Depreciation and amortization expense for property, equipment and software totaled $173,719 for the three months ended March 31, 2021.

9.	Concentration of Credit Risk

The Company has exposure and remains liable in the event of an insolvency of one of its primary reinsurers. Management and its reinsurance intermediary regularly assess the credit quality and ratings of its reinsurer base companies.

Financial instruments which potentially subject the Company to credit risk consist principally of cash, money market accounts on deposit with financial institutions, money market funds, certificates of deposit and fixed- maturity securities, as well as premium balance in the course of collection.

The concentration of credit risk with respect to premium balances in the course of collection is limited, due to the large number of insureds comprising the Company’s customer base. However, substantially all of the Company’s revenues are derived from customers in Texas, which could be adversely affected by economic conditions, an increase in competition, or other environmental changes.

10.	Deferred Policy Acquisition Costs

Total capitalized deferred policy acquisition costs as of March 31, 2021, comprised of commissions, premium taxes and costs associated with underwriting and issuing policies were

$2,721,183.

Changes in deferred policy acquisition costs for the three months ended March 31, 2021 , are as follows:

2021
Deferred policy acquisition charges, beginning of the period	$24,930,410
Capitalized costs	11,799,423
Amortized costs	(11,656,744)
Deferred policy acquisition charges, end of the period (gross)	25,073,089
Ceded deferred policy acquisition charges	(22,351,906)
Deferred policy acquisition charges, end of the period (net)	$2,721,183

11.	Earnings Per Share

The following table represents the reconciliation of the Company’s basic earnings per common share and diluted earnings per common share computations reported on the Consolidated Statements of Income for the three months ended March 31, 2021 :

Three Months Ended March 31,
2021
Basic earnings per common share
Net income	$1,814,844
Weighted average common shares outstanding	10,719,007
Basic earnings per common share	$0.17

Three Months Ended March 31,
2021
Diluted earnings per common share
Net income	$1,814,844
Weighted average common shares outstanding	10,719,007
Effect of diluted securities:
Stock options	2,027,000
Diluted common shares outstanding	12,746,007
Diluted earnings per common share	$0.14

12.	Long-Term Debt

Line of Credit

The Company entered into a three-year, $5.0 million revolving line of credit (“RLOC”) with Legacy Texas Bank on November 16, 2017, in order to provide funding for capital stock reacquisitions and/or to fund changes in its reinsurance structure. Outstanding balances under the RLOC bear interest at the Wall Street Journal Prime + 0%. In addition, the Company pays 0.25% per annum of the daily-unused portion of the RLOC. The Company is not required to maintain a restricted cash collateral account at Legacy Texas Bank for the RLOC. On December 17, 2020 the RLOC was amended to extend its maturity date to November 16, 2022.

Collateral for the RLOC includes all assets of HAHC and its subsidiaries as well as the stock from HAIC. The credit agreement is subject to standard financial covenants and reporting requirements. At March 31, 2021, the Company was in compliance with all required covenants.

Outstanding borrowings on the RLOC at March 31, 2021 were $4.0 million. These borrowings were utilized primarily to increase HAIC’s capital surplus. For the quarter ended March 31, 2021, interest expense totaled $33,792.

Term Loan Facility

On December 17, 2020, the Holding Company established a nine-year, $10 million term loan facility with Prosperity Bank. The Holding Company is the guarantor of the debt, and the stock of HAIC is pledged by the Holding Company as collateral. As of March 31, 2021 the Company has made no borrowings on the term loan facility.

13.	Regulatory Requirements and Restrictions

HAIC is subject to the laws and regulations of the State of Texas and the regulations of any other states in which HAIC conducts business. State regulations cover all aspects of HAIC’s business and are generally designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. The Texas Insurance Code requires all property and casualty insurers to have a minimum of $2.5 million in capital stock and $2.5 million in surplus. HAIC has capital and surplus in excess of this requirement.

As of March 31, 2021, HAIC’s total statutory surplus was $46,403,280 (capital stock of $3,000,000 and surplus of $43,403,280.

As of March 31, 2021 HAIC had restricted cash and investments totaling $3,740,976 and pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors. See Note 1 Organization and Summary of Significant Accounting Policies, Investments for additional disclosure.

The Texas Insurance Code limits dividends from insurance companies to their stockholders to net income accumulated in the Company’s surplus account, or “earned surplus”. The maximum dividend that may be paid without approval of the Insurance Commissioner is limited to the greater of 10% of the statutory surplus at the end of the preceding calendar year or the statutory net income of the preceding calendar year. No dividends were paid by HAIC in 2021 or 2020.

HAIC prepares its statutory-based financial statements in conformity with accounting practices prescribed or permitted by the Texas Department of Insurance. Prescribed statutory accounting practices primarily include those published as statements of SAP by the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practice not so prescribed. As of March 31, 2021 , there were no material permitted statutory accounting practice utilized by HAIC.